Exhibit 99.1

Contact:
Yuhe International, Inc.	CCG Investor Relations
Mr. Vincent Hu, Chief Financial Officer	Mr. Athan Dounis, Account Manager
Phone: +86-536-7300-667	Phone: +1 (646) 213-1916
Email: vincent.hu@yuhepoultry.com	Email: athan.dounis@ccgir.com

Mr. Jason Wang, Director of Investor Relations
Phone: +1 (765) 409-1844
Email: jason.wang@yuhepoultry.com
www.yuhepoultry.com

Yuhe International, Inc. Announces Proposed Public Offering of Common Stock

Weifang, Shandong Province, P.R.C. October 19, 2010– Yuhe International, Inc. (NASDAQ: YUII) (“Yuhe” or the “Company”), a leading supplier of day-old chickens raised for meat production, or broilers, in the People’s Republic of China (“PRC”), announced today that it intends to offer shares of its common stock in an underwritten public offering. Roth Capital Partners is acting as sole book-running manager for the public offering with Rodman & Renshaw, Brean Murray, Carret & Co., and Global Hunter Securities acting as the co-managers.

Yuhe previously filed a registration statement on Form S-3 (File No. 333-167246), together with the accompanying base prospectus, with the Securities and Exchange Commission ("SEC") in connection with the offering, which was declared effective by the SEC on June 23, 2010. Investors are advised to carefully consider the investment objectives, risks and expenses of Yuhe before investing. The base prospectus contains certain information about Yuhe and should be read carefully before investing. A prospectus supplement describing the particular terms of the offering will be filed with the SEC and will form a part of the effective registration statement. When available, copies of the prospectus supplement and the accompanying base prospectus may be obtained from the SEC's web site at www.sec.gov, or from Roth Capital Partners, 24 Corporate Plaza, Newport Beach, CA 92660, or rothecm@roth.com or via fax at (949) 720-7227.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of Yuhe, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Yuhe International, Inc.
Founded in 1996, Yuhe is the largest day-old broiler breeder in China. The Company's main operations involve breeding, as all broilers are sold within a day of hatching. Headquartered in Weifang, Shandong Province, the Company has modern facilities and is led by an experienced team which includes experts in chicken breeding, disease prevention and animal husbandry science. Yuhe has two operational subsidiaries, Weifang Yuhe Poultry Co. Ltd. and Weifang Taihong Feed Co. Ltd., which largely supplies the Company's internal demand for chicken feed. Currently, 90% of the Company's sales of day-old broilers are in Shandong province through 28 local agents. There are 10 other sales agents in adjacent provinces. The Company has imported state-of-the-art equipment from the United States, Germany and Japan and has passed ISO9001 certification, allowing it to adhere to international standards of operation. For more information on the Company and its products, please visit http://www.yuhepoultry.com.

Cautionary Statement
This press release contains forward-looking statements concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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